Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2021

Jeffersonville, Indiana — April 26, 2021. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $10.5 million, or $4.39 per diluted share, for the quarter ended March 31, 2021 compared to a net loss of $627,000, or a net loss of $0.26 per diluted share, for the quarter ended March 31, 2020.

Commenting on the Company’s performance, Larry W. Myers, President and CEO stated: “We continued to be very pleased with the performance of our staff and the fundamentals of our organization, both of which continue to deliver meaningful value to our shareholders. We continue to experience strong earnings, loan and deposit growth; resiliency of asset quality; stability of the net interest margin; and substantial increases to stockholders’ equity. The core bank and ancillary business lines continue to perform exceptionally well despite recent market headwinds that are adversely affecting loan origination volumes. I continue to have confidence in the Company’s ability to thrive during challenging environments and I appreciate the dedication of our staff to ensure such.”

COVID-19 Pandemic Loan Information

We assisted customers that experienced COVID-19 pandemic related hardships by approving payment extensions or loan forbearance agreements, and by waiving or refunding certain fees. During the onset of the COVID-19 pandemic in early 2020, we proactively contacted all commercial borrowers and offered uniform payment extensions or loan forbearance agreements, while requests from consumer borrowers were reviewed and approved on a case-by-case basis. Payment extensions or loan forbearance agreements were generally for periods of three months and included deferment of both principal and interest. Following the expiration of the initial payment extensions or loan forbearance agreements, we entertained requests for extended periods on a case-by-case basis, which generally included deferment of only the principal portion of payments for a period of up to three months. The table below summarizes payment extensions or loan forbearance agreements that were in effect at April 19, 2021.

	Number of Loans	Outstanding Principal Balance
(Dollars in thousands)
Residential real estate	2	$113
Commercial real estate	3	9,889
Commercial business	1	120
SBA commercial real estate	1	1,117
SBA commercial business	4	2,269
Consumer	1	6

Total	12	$13,514

As a result of the COVID-19 pandemic, the leisure and hospitality industries carry a higher degree of credit risk. Based on our evaluation of the allowance for loan losses at March 31, 2021, management believes adequate reserves are in place to cover estimated losses at that date. However, as the pandemic continues, additional losses could be recognized and additional provisions for loan losses may be required.

At March 31, 2021, the outstanding principal balance of loans secured by restaurant related collateral was $168.6 million, of which $75.3 million is fully guaranteed by the SBA (including $74.9 million of PPP loans) and $82.2 million is secured by commercial real estate where the collateral property is leased to national-brand, investment-grade tenants. The commercial business loan included in the preceding table is secured by restaurant related collateral. None of the SBA commercial loans included in the preceding table are secured by restaurant related collateral.

At March 31, 2021, the outstanding principal balances of loans secured by hotel real estate was $17.6 million, of which $3.9 million is fully guaranteed by the SBA (including $878,000 of PPP loans). The three commercial real estate and the SBA commercial real estate loans included in the preceding table totaling $9.9 million and $1.1 million, respectively, are secured by hotel real estate.

Under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, which was signed into law on March 27, 2020, the SBA made six months of principal and interest payments for loans of existing SBA clients that were in “regular servicing status” (not delinquent) at March 27, 2020 and for loans of new SBA clients originated between March 27, 2020 and September 27, 2020. The CARES Act provided financial support for many of the SBA clients, which resulted in relatively few SBA clients requiring payment extensions or loan forbearance agreements. Following the expiration of the SBA-provided loan payments under the CARES Act for most of the SBA clients, the five SBA clients included in the preceding table, which operate in COVID-sensitive industries, were granted payment extensions or loan forbearance agreements. The Coronavirus Response and Relief Supplemental Appropriations Act (“CRRSAA”), which was signed into law on December 27, 2020, provides additional SBA-provided loan payments to eligible SBA clients beginning in February 2021, including the aforementioned five SBA clients following the expiration of their payment extensions or loan forbearance agreements.

The Company participated in the first round of the SBA’s Paycheck Protection Program (“PPP”), which was originally authorized by the CARES Act, and the second round of the PPP, which was authorized by the CRRSAA. At March 31, 2021, the outstanding principal balance of PPP loans was $159.3 million and net deferred loan fees related to PPP loans was approximately $2.1 million, which will be recognized over the life of the loans and as borrowers are granted forgiveness. As of March 31, 2021, the Company had processed and received forgiveness for 378 PPP loans totaling $49.2 million.

Results of Operations for the Three Months Ended March 31, 2021 and 2020

Net interest income increased $4.0 million, or 37.2%, to $14.8 million for the quarter ended March 31, 2021 as compared to the same quarter in 2020. The increase in net interest income was due to a $3.3 million increase in interest income and a $723,000 decrease in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $435.6 million, from $1.20 billion for 2020 to $1.64 billion for 2021, partially offset by a decrease in the weighted-average tax-equivalent yield, from 4.61% for 2020 to 4.19% for 2021. The decrease in the weighted-average tax-equivalent yield for 2021 is primarily due to lower market interest rates on loans and investment securities in 2021, as well as the Company’s participation in the PPP. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 1.13% for 2020 to 0.63% for 2021, partially offset by an increase in the average balance of interest-bearing liabilities of $328.4 million, from $984.2 million for 2020 to $1.31 billion for 2021. The decrease in the average cost of interest-bearing liabilities for 2021 was due primarily to decreasing market interest rates on deposits and Federal Home Loan Bank (“FHLB”) borrowings, as well as the Company’s participation in the Federal Reserve Bank’s PPP Liquidity Facility (“PPPLF”). PPPLF borrowings carry a fixed interest rate of 0.35% and are secured by the Company’s PPP loans.

The Company recognized $287,000 in provision for loan losses for the quarter ended March 31, 2021 compared to $1.7 million for 2020. The Company recognized net recoveries of $8,000 for the quarter ended March 31, 2021 compared to net charge-offs of $544,000 for 2020. The lower provision for loan losses in 2021 is primarily due to changes in qualitative factors within the allowance for losses calculation related to economic uncertainties surrounding COVID-19 made in 2020 and lesser net charge-offs in 2021.

Noninterest income increased $27.8 million for the quarter ended March 31, 2021 as compared to 2020. The increase was primarily due to increases in mortgage banking income of $24.0 million and net gains on sales of SBA loans of $2.0 million. The increase in mortgage banking income was due to production from the secondary-market residential mortgage lending segment. The increase in net gain on sales of SBA loans was primarily due to increases in production and sales volume from the SBA lending segment, as well as higher premiums in the secondary market. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $17.2 million for the quarter ended March 31, 2021 as compared to 2020. The increase was primarily due to an increase in compensation and benefits of $14.6 million and an increase in professional fees of $1.1 million. The increase in compensation and benefits expense is attributable to the addition of new employees primarily to support the growth of the Company’s mortgage banking and SBA lending activities, routine salary and benefits adjustments, and increased incentive compensation primarily as a result of the performance of the Company’s mortgage banking segment. The increase in professional fees was primarily due to the mortgage banking segment and represented various outsourced services.

The Company recognized income tax expense of $3.7 million for the quarter ended March 31, 2021 compared to an income tax benefit of $774,000 for 2020. The tax benefit for 2020 was primarily the result of a pretax operating loss for the quarter. The effective tax rate for 2021 was 26.1%.

Results of Operations for the Six Months Ended March 31, 2021 and 2020

The Company reported net income of $20.4 million, or $8.55 per diluted share, for the six months ended March 31, 2021 compared to net income of $2.8 million, or $1.18 per diluted share, for the six months ended March 31, 2020, resulting in an increase of 625% on a per share basis.

Net interest income increased $7.0 million, or 32.3%, to $28.5 million for the six months ended March 31, 2021 as compared to the same period in 2020. The increase in net interest income was due to a $5.7 million increase in interest income and a $1.3 million decrease in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $447.8 million, from $1.18 billion for 2020 to $1.63 billion for 2021, partially offset by a decrease in the weighted-average tax-equivalent yield, from 4.74% for 2020 to 4.11% for 2021. The decrease in the weighted-average tax-equivalent yield for 2021 is primarily due to lower market interest rates on loans and investment securities in 2021, as well as the Company’s participation in the PPP. Interest expense decreased due to a decrease in the average cost of interest-bearing liabilities, from 1.18% for 2020 to 0.66% for 2021, partially offset by an increase in the average balance of interest-bearing liabilities of $352.2 million, from $959.5 million for 2020 to $1.31 billion for 2021. The decrease in the average cost of interest-bearing liabilities for 2021 was due primarily to decreasing market interest rates on deposits and FHLB borrowings, as well as the Company’s participation in the PPPLF.

The Company recognized $955,000 in provision for loan losses for the six months ended March 31, 2021 compared to $2.2 million for the same period in 2020. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, decreased $2.2 million, from $13.6 million at September 30, 2020 to $11.4 million at March 31, 2021. The Company recognized net charge-offs of $562,000 for the six months ended March 31, 2021, of which $496,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $559,000 for the same period in 2020. The lower provision for loan losses in 2021 is primarily due to changes in qualitative factors within the allowance for losses calculation related to economic uncertainties surrounding COVID-19 made in 2020.

Noninterest income increased $55.8 million for the six months ended March 31, 2021 as compared to the same period in 2020. The increase was primarily due to increases in mortgage banking income of $50.4 million, net gains on sales of SBA loans of $2.5 million and other income of $2.5 million. The increase in mortgage banking income was due to production from the secondary-market residential mortgage lending segment. The increase in net gain on sales of SBA loans was primarily due to increases in production and sales volume from the SBA lending segment, as well as higher premiums in the secondary market. The increase in other income was primarily due to service fee income from the mortgage banking segment. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $37.3 million for the six months ended March 31, 2021 as compared to the same period in 2020. The increase was primarily due to an increase in compensation and benefits of $30.6 million and an increase in other operating expense of $2.3 million. The increase in compensation and benefits expense is attributable to the addition of new employees primarily to support the growth of the Company’s mortgage banking and SBA lending activities, routine salary and benefits adjustments, and increased incentive compensation primarily as a result of the performance of the Company’s mortgage banking segment. The increase in other operating expense was primarily due to the mortgage banking segment.

The Company recognized income tax expense of $8.2 million for the six months ended March 31, 2021 compared to an income tax benefit of $136,000 for the same period in 2020. The tax benefit for 2020 was the result of the Company’s tax-exempt income and investments in tax credit bonds. The effective tax rate for 2021 was 28.3%.

Comparison of Financial Condition at March 31, 2021 and September 30, 2020

Total assets decreased $14.0 million, from $1.76 billion at September 30, 2020 to $1.75 billion at March 31, 2021. Net loans increased $38.3 million during the six months ended March 31, 2021, primarily due to continued growth in the single tenant net lease commercial real estate loan portfolio. Residential mortgage and SBA loans held for sale decreased by $73.0 million and $5.4 million, respectively, due to loan sales outpacing originations during the period. Total liabilities decreased $29.5 million primarily due to decreases of $46.3 million and $21.6 million in PPPLF and FHLB borrowings, respectively, partially offset by a $47.4 million increase in total deposits.

Common stockholders’ equity increased $15.7 million, from $157.3 million at September 30, 2020 to $173.0 million at March 31, 2021, due primarily to increases in retained net income of $19.6 million, partially offset by decreases in net unrealized gains on available for sale securities included in accumulated other comprehensive income of $2.0 million and additional paid in capital of $1.8 million, which was due to the acquisition of the minority interests in Q2 Business Capital, LLC on December 31, 2020. At March 31, 2021 and September 30, 2020, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank has fifteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including the duration, extent and severity of the COVID-19 pandemic, including its effect on our customers, service providers and on the economy and financial markets in general, changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
OPERATING DATA:	2021	2020	2021	2020
(In thousands, except share and per share data)

Total interest income	$16,840	$13,554	$32,866	$27,215
Total interest expense	2,060	2,783	4,347	5,658

Net interest income	14,780	10,771	28,519	21,557
Provision for loan losses	287	1,705	955	2,210

Net interest income after provision for loan losses	14,493	9,066	27,564	19,347

Total noninterest income	38,973	11,133	85,156	29,365
Total noninterest expense	39,284	22,075	83,686	46,347

Income (loss) before income taxes	14,182	(1,876)	29,034	2,365
Income tax expense (benefit)	3,695	(774)	8,222	(136)

Net income (loss)	10,487	(1,102)	20,812	2,501

Less: Net income (loss) attributable to noncontrolling interests	-	(475)	402	(311)

Net income (loss) attributable to the Company	$10,487	$(627)	$20,410	$2,812

Net income (loss) per share, basic	$4.43	$(0.27)	$8.62	$1.20
Weighted average shares outstanding, basic	2,369,642	2,355,750	2,368,338	2,348,145

Net income (loss) per share, diluted	$4.39	$(0.26)	$8.55	$1.18
Weighted average shares outstanding, diluted	2,388,063	2,379,901	2,386,375	2,381,356

Performance ratios (three-month and six-month data annualized)
Return on average assets	2.34%	(0.19%)	2.29%	0.44%
Return on average equity	24.97%	(3.51%)	25.20%	4.03%
Return on average common stockholders' equity	24.97%	(2.00%)	24.75%	4.54%
Net interest margin (tax equivalent basis)	3.69%	3.68%	3.58%	3.78%
Efficiency ratio	73.08%	100.78%	73.62%	91.02%

	March 31,	September 30,	Increase
FINANCIAL CONDITION DATA:	2021	2020	(Decrease)
(In thousands, except per share data)

Total assets	$1,750,609	$1,764,625	$(14,016)
Cash and cash equivalents	30,837	33,726	(2,889)
Investment securities	207,331	204,067	3,264
Loans held for sale	207,141	285,525	(78,384)
Gross loans (1)	1,145,767	1,107,089	38,678
Allowance for loan losses	17,419	17,026	393
Interest earning assets	1,582,349	1,620,831	(38,482)
Goodwill	9,848	9,848	-
Core deposit intangibles	1,095	1,202	(107)
Loan servicing rights	49,367	25,451	23,916
Noninterest-bearing deposits	284,742	242,673	42,069
Interest-bearing deposits (2)	810,754	805,403	5,351
Federal Home Loan Bank borrowings	289,237	310,858	(21,621)
Federal Reserve PPPLF borrowings	128,494	174,834	(46,340)
Total liabilities	1,577,569	1,607,060	(29,491)
Stockholders' equity, net of noncontrolling interests	173,040	157,272	15,768

Book value per share	$72.86	$66.21	$6.65
Tangible book value per share (3)	68.25	61.56	6.69

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$3,709	$3,709	$-
Nonaccrual loans - unguaranteed	7,697	9,906	(2,209)
Total nonaccrual loans	$11,406	$13,615	$(2,209)
Accruing loans past due 90 days	-	-	-
Total non-performing loans	11,406	13,615	(2,209)
Foreclosed real estate	315	-	315
Troubled debt restructurings classified as performing loans	2,019	3,069	(1,050)
Total non-performing assets	$13,740	$16,684	$(2,944)

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.52%	1.54%	(0.02)%
Allowance for loan losses as a percent of total gross loans, excluding PPP loans (4)	1.77%	1.84%	(0.07)%
Allowance for loan losses as a percent of nonperforming loans	152.72%	125.05%	27.66%
Nonperforming loans as a percent of total gross loans	1.00%	1.23%	(0.23)%
Nonperforming assets as a percent of total assets	0.78%	0.95%	(0.16)%

(1)	Includes $159.3 million and $180.6 million of PPP loans at March 31, 2021 and September 30, 2020, respectively.

(2)	Includes $77.0 million and $132.1 million of brokered certificates of deposit at March 31, 2021 and September 30, 2020, respectively.

(3)	See reconciliation of GAAP and Non-GAAP financial measures for additional information relating to calculation of this item.

(4)	Denominator excludes PPP loans, which are fully guaranteed by the SBA. This ratio is non-GAAP, but is believed by management to be meaningful because it provides a comparable ratio after eliminating PPP loans.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	March 31,	September 30,	Increase
Tangible Book Value Per Share	2021	2020	(Decrease)
(In thousands, except share and per share data)

Stockholders' equity, net of noncontrolling interests (GAAP)	$173,040	$157,272	$15,768
Less: goodwill and core deposit intangibles	(10,943)	(11,050)	107
Tangible equity (non-GAAP)	$162,097	$146,222	$109,789

Outstanding common shares	2,375,027	2,375,324	(297)

Tangible book value per share (non-GAAP)	$68.25	$61.56	$6.69

Book value per share (GAAP)	$72.86	$66.21	$6.65

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):	As of
Summarized Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2021	2020	2020	2020	2020
Total cash and cash equivalents	$30,837	$35,392	$33,726	$27,544	$22,603
Total investment securities	207,331	205,661	204,067	205,960	186,873
Total loans held for sale	207,141	357,242	285,525	210,077	163,927
Total loans, net of allowance for loan losses	1,128,348	1,114,708	1,090,063	1,081,381	877,276
PPP loans	159,320	178,499	180,561	180,536	-
Loan servicing rights	49,367	35,232	25,451	13,563	6,946
Total assets	1,750,609	1,872,911	1,764,625	1,661,281	1,368,252

Total deposits	$1,095,496	$1,121,320	$1,048,076	$982,870	$937,306
Federal Home Loan Bank borrowings	289,237	340,092	310,858	298,622	270,000
Federal Reserve PPPLF borrowings	128,494	172,772	174,834	174,834	-

Stockholders' equity, net of noncontrolling interests	$173,040	$165,745	$157,272	$142,362	$116,659
Noncontrolling interests in subsidiary	-	-	293	(214)	(414)
Total equity	173,040	165,745	157,565	142,148	116,245

Outstanding common shares	2,375,027	2,374,927	2,375,324	2,375,324	2,375,324

	Three Months Ended
Summarized Consolidated Statements of Income	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2021	2020	2020	2020	2020
Total interest income	$16,840	$16,026	$15,765	$14,719	$13,554
Total interest expense	2,060	2,287	2,337	2,543	2,783
Net interest income	14,780	13,739	13,428	12,176	10,771
Provision for loan losses	287	668	2,772	2,980	1,705
Net interest income after provision for loan losses	14,493	13,071	10,656	9,196	9,066

Total noninterest income	38,973	46,183	57,024	46,962	11,133
Total noninterest expense	39,284	44,402	44,452	35,009	22,075
Income (loss) before income taxes	14,182	14,852	23,228	21,149	(1,876)
Income tax expense (benefit)	3,695	4,527	7,257	5,540	(774)
Net income (loss)	10,487	10,325	15,971	15,609	(1,102)
Less: net income (loss) attributable to noncontrolling interests	-	402	834	204	(475)
Net income (loss) attributable to the Company	$10,487	$9,923	$15,137	$15,405	$(627)

Net income (loss) per share, basic	$4.43	$4.19	$6.40	$6.51	$(0.27)
Weighted average shares outstanding, basic	2,369,642	2,367,061	2,365,217	2,365,217	2,355,750

Net income (loss) per share, diluted	$4.39	$4.16	$6.39	$6.51	$(0.26)
Weighted average shares outstanding, diluted	2,388,063	2,384,702	2,370,694	2,366,787	2,379,901

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Performance Ratios (Annualized)	2021	2020	2020	2020	2020
Return on average assets	2.34%	2.23%	3.44%	4.02%	(0.19)%
Return on average equity	24.97%	25.43%	43.46%	48.75%	(3.51)%
Return on average common stockholders' equity	24.97%	24.52%	41.08%	47.91%	(2.00)%
Net interest margin (tax equivalent basis)	3.69%	3.46%	3.40%	3.52%	3.68%
Efficiency ratio	73.08%	74.10%	63.10%	59.20%	100.78%

	As of or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Consolidated Asset Quality Ratios	2021	2020	2020	2020	2020
Nonperforming loans as a percentage of total loans	1.00%	1.10%	1.23%	1.26%	1.55%
Nonperforming assets as a percentage of total assets	0.78%	0.78%	0.95%	1.17%	1.45%
Allowance for loan losses as a percentage of total loans	1.52%	1.51%	1.54%	1.34%	1.32%
Allowance for loan losses as a percentage of nonperforming loans	152.72%	138.02%	125.05%	106.01%	84.67%
Net charge-offs (recoveries) to average outstanding loans	0.00%	0.04%	0.03%	0.00%	0.06%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Segmented Statements of Income Information	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2021	2020	2020	2020	2020
Core Banking Segment:
Net interest income	$11,114	$10,861	$10,512	$9,645	$9,035
Provision for loan losses	106	702	2,232	1,668	216
Net interest income after provision for loan losses	11,008	10,159	8,280	7,977	8,819
Noninterest income	1,490	1,552	1,779	1,324	1,411
Noninterest expense	8,991	8,112	7,920	7,633	6,720
Income before income taxes	3,507	3,599	2,139	1,668	3,510
Income tax expense	507	570	482	276	591
Net income attributable to the Company	$3,000	$3,029	$1,657	$1,392	$2,919

SBA Lending Segment (Q2):
Net interest income (5)	$3,227	$2,147	$1,959	$1,584	$1,151
Provision (credit) for loan losses	181	(34)	540	1,312	1,489
Net interest income (loss) after provision for loan losses	3,046	2,181	1,419	272	(338)
Noninterest income	3,407	1,385	2,828	1,785	1,209
Noninterest expense	2,449	2,746	2,545	1,642	1,841
Income (loss) before income taxes	4,004	820	1,702	415	(970)
Income tax expense (benefit)	1,005	105	217	53	(124)
Net income (loss)	2,999	715	1,485	362	(846)
Less: net income (loss) attributable to noncontrolling interests	-	402	834	204	(475)
Net income (loss) attributable to the Company (6)	$2,999	$313	$651	$158	$(371)

Mortgage Banking Segment:
Net interest income	$439	$731	$957	$947	$585
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	439	731	957	947	585
Noninterest income	34,076	43,246	52,417	43,853	8,513
Noninterest expense	27,844	33,544	33,987	25,734	13,514
Income (loss) before income taxes	6,671	10,433	19,387	19,066	(4,416)
Income tax expense (benefit)	2,183	3,852	6,558	5,211	(1,241)
Net income (loss) attributable to the Company	$4,488	$6,581	$12,829	$13,855	$(3,175)

Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$1.27	$1.28	$0.70	$0.59	$1.24
Net income (loss) per share, basic - SBA Lending (Q2) (7)	1.27	0.13	0.28	0.07	(0.16)
Net income (loss) per share, basic - Mortgage Banking	1.89	2.78	5.42	5.85	(1.35)
Total net income (loss) per share, basic (7)	$4.43	$4.19	$6.40	$6.51	$(0.27)

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$1.26	$1.27	$0.70	$0.59	$1.23
Net income (loss) per share, diluted - SBA Lending (Q2) (8)	1.26	0.13	0.27	0.07	(0.16)
Net income (loss) per share, diluted - Mortgage Banking	1.87	2.76	5.42	5.85	(1.33)
Total net income (loss) per share, diluted (8)	$4.39	$4.16	$6.39	$6.51	$(0.26)
_____________________________
(5) Includes net interest income derived from PPP loans of:	1,887	928	861	571	-

(6) Includes net income attributable to the Company derived from PPP loans (tax effected) of:	1,415	810	751	498	-

(7) Includes basic net income per share derived from PPP loans (tax effected) of:	0.60	0.34	0.32	0.21	-

(8) Includes diluted net income per share derived from PPP loans (tax effected) of:	0.59	0.34	0.32	0.21	-

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Noninterest Expense Detail by Segment	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2021	2020	2020	2020	2020
Core Banking Segment:
Compensation	$4,895	$4,127	$4,250	$4,219	$3,535
Occupancy	1,387	1,392	1,512	1,239	1,133
Advertising	248	177	225	195	151
Other	2,461	2,416	1,933	1,980	1,901
Total Noninterest Expense	$8,991	$8,112	$7,920	$7,633	$6,720

SBA Lending Segment (Q2):
Compensation	$1,929	$2,280	$1,939	$1,314	$1,569
Occupancy	129	93	116	118	99
Advertising	8	10	6	-	9
Other	383	363	484	210	164
Total Noninterest Expense	$2,449	$2,746	$2,545	$1,642	$1,841

Mortgage Banking Segment:
Compensation	$22,657	$27,455	$27,092	$21,363	$9,803
Occupancy	998	1,100	1,207	855	757
Advertising	1,796	2,124	2,011	1,666	1,617
Other	2,393	2,865	3,677	1,850	1,337
Total Noninterest Expense	$27,844	$33,544	$33,987	$25,734	$13,514

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Mortgage Banking Noninterest Expense Fixed vs. Variable	2021	2020	2020	2020	2020
(In thousands)
Noninterest Expense - Fixed Expenses	$11,713	$13,296	$11,838	$8,394	$6,740
Noninterest Expense - Variable Expenses (9)	16,131	20,248	22,149	17,340	6,774
Total Noninterest Expense	$27,844	$33,544	$33,987	$25,734	$13,514

	Three Months Ended
SBA Lending (Q2) Data	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2021	2020	2020	2020	2020
Final funded loans guaranteed portion sold, SBA	$29,883	$14,116	$25,623	$16,605	$16,180

Gross gain on sales of loans, SBA	$3,858	$1,698	$3,094	$1,771	$1,597
Weighted average gross gain on sales of loans, SBA	12.91%	12.03%	12.08%	10.67%	9.87%

Net gain on sales of loans, SBA (10)	$3,239	$1,267	$2,366	$1,317	$1,229
Weighted average net gain on sales of loans, SBA	10.84%	8.98%	9.23%	7.93%	7.60%

	Three Months Ended
Mortgage Banking Data	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except percentage data)	2021	2020	2020	2020	2020

Mortgage originations for sale in the secondary market	$1,344,873	$1,430,628	$1,526,809	$1,003,518	$532,996

Mortgage sales	$1,476,198	$1,349,044	$1,471,501	$954,568	$488,457

Gross gain on sales of loans, mortgage banking	$27,606	$47,224	$53,633	$31,067	$14,912
Weighted average gross gain on sales of loans, mortgage banking	1.87%	3.50%	3.64%	3.25%	3.05%

Mortgage banking income (11)	$32,398	$42,300	$52,035	$43,713	$8,411

(9)	Variable expenses include incentive compensation and advertising expenses.

(10)	Net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets.

(11)	Net of lender credits and other investor expenses, and inclusive of loan fees, gains on mortgage servicing rights, fair value adjustments and gains (losses) on derivative instruments.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):	Three Months Ended
Summarized Consolidated Average Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2021	2020	2020	2020	2020
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$48,035	$34,412	$58,775	$25,985	$48,306
Loans, excluding PPP	1,217,398	1,205,278	1,172,547	1,076,376	970,083
PPP loans	164,533	179,316	180,561	114,721	-
Investment securities - taxable	42,424	42,462	44,026	43,569	46,216
Investment securities - nontaxable	146,145	146,374	145,042	143,702	122,770
FRB and FHLB stock	19,294	17,992	17,293	16,804	14,878
Total interest-earning assets	$1,637,829	$1,625,834	$1,618,244	$1,421,157	$1,202,253

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$18	$18	$22	$37	$153
Loans, excluding PPP	13,033	13,171	12,924	12,164	11,736
PPP loans	2,031	1,085	1,019	671	-
Investment securities - taxable	432	471	483	502	504
Investment securities - nontaxable	1,487	1,508	1,507	1,514	1,300
FRB and FHLB stock	167	108	144	168	151
Total interest income (tax equivalent basis)	$17,168	$16,361	$16,099	$15,056	$13,844

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	0.15%	0.21%	0.15%	0.57%	1.27%
Loans, excluding PPP	4.28%	4.37%	4.41%	4.52%	4.84%
PPP loans	4.94%	2.42%	2.26%	2.34%	0.00%
Investment securities - taxable	4.07%	4.44%	4.39%	4.61%	4.36%
Investment securities - nontaxable	4.07%	4.12%	4.16%	4.21%	4.24%
FRB and FHLB stock	3.46%	2.40%	3.33%	4.00%	4.06%
Total interest-earning assets	4.19%	4.03%	3.98%	4.24%	4.61%

Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$840,556	$811,016	$842,363	$770,402	$716,051
Fed funds purchased	-	-	-	1,978	143
Federal Home Loan Bank borrowings	293,819	306,299	292,876	292,168	248,205
Federal Reserve PPPLF borrowings	158,354	173,701	174,835	74,218	-
Subordinated debt and other borrowings	19,786	19,803	19,786	19,769	19,752
Total interest-bearing liabilities	$1,312,515	$1,310,819	$1,329,860	$1,158,535	$984,151

Interest expense:
Interest-bearing deposits	$771	$936	$974	$1,311	$1,625
Fed funds purchased	-	-	-	2	-
Federal Home Loan Bank borrowings	833	861	853	846	838
Federal Reserve PPPLF borrowings	137	153	154	66	-
Subordinated debt and other borrowings	319	337	356	318	320
Total interest expense	$2,060	$2,287	$2,337	$2,543	$2,783

Weighted average cost (annualized):
Interest-bearing deposits	0.37%	0.46%	0.46%	0.68%	0.91%
Repurchase agreements	0.00%	0.00%	0.00%	0.00%	0.00%
Fed funds purchased	0.00%	0.00%	0.00%	0.40%	0.00%
Federal Home Loan Bank borrowings	1.13%	1.12%	1.16%	1.16%	1.35%
Federal Reserve PPPLF borrowings	0.35%	0.35%	0.35%	0.36%	0.00%
Subordinated debt and other borrowings	6.45%	6.81%	7.20%	6.43%	6.48%
Total interest-bearing liabilities	0.63%	0.70%	0.70%	0.88%	1.13%

Interest rate spread (tax equivalent basis, annualized)	3.56%	3.33%	3.28%	3.36%	3.48%

Net interest margin (tax equivalent basis, annualized)	3.69%	3.46%	3.40%	3.52%	3.68%

Net interest margin, excluding PPP and PPPLF (non-GAAP), (tax equivalent basis, annualized)	3.59%	3.63%	3.59%	3.65%	3.68%